UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2010

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 4, 2010, the Board of Directors of LiveDeal, Inc. (the “Company”) approved a reduction in force that resulted in the termination of approximately 33% of the Company’s workforce effective January 7, 2010.  The reduction in force was related to the Company’s ongoing restructuring and cost reduction efforts as the Board of Directors explores a variety of strategic alternatives, including the potential sale of the Company or certain of its assets and/or the acquisition of other entities or businesses.

The Company anticipates incurring charges of $98,000 in connection with the reduction in force, of which $98,000 will be incurred for one−time employee termination benefits.   Substantially all of these charges will be expensed in the second quarter of fiscal 2010 (ending March 31, 2010).  The Company estimates that substantially all of these charges will result in future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: January 13, 2010	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer